Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports Second Quarter 2019 Financial Results

Revenue Growth of 12% Over Prior Year

Highest Quarterly Revenue in Company History

Second Consecutive Quarter of Double-Digit International Revenue Growth

BRISBANE, California, August 8, 2019 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reports financial results for the second quarter ended June 30, 2019.

Key second quarter financial and operational highlights include:

●	Revenue increased 12% over the prior year second quarter, to $47.8 million, the highest quarterly revenue in the Company’s history. Second quarter revenue performance driven by:
o	International revenue grew 36% year-over-year in the second quarter, continuing the positive momentum seen in first quarter and reflecting strong performances in Japan, Europe and Australia.
o

Continued demand for our body-sculpting platform as total revenue for the truSculpt portfolio grew 44% over the prior year period. Performance includes contributions from the limited launch of the Company’s new muscle sculpting technology, truSculpt flex, in June.

o

Continued expansion of recurring revenue, including service, skincare products and procedure related consumables. Total recurring revenue was $10.2 million, representing 41% growth over the second quarter 2018.

●

Gross Margin for the second quarter was 54%, compared to 53% in the prior year period and 48% in the first quarter of 2019. Increase in second quarter gross margin performance reflects leverage from revenue growth as well as product and channel mix.

●

Operating expenses for the second quarter were 53% of revenue as compared to 58% for the prior year period demonstrating improved leverage as the Company begins to realize benefit from investments in commercial leadership and practice development efforts.

●	Net Income for the second quarter was $0.6 million, or $0.04 per fully-diluted share as compared to a net loss of $1.6 million, or $0.11 per fully-diluted share in the prior year period.

“Our second quarter performance reflects the Company’s progress on commercial and operational execution,” stated President, Jason Richey. “We continue to see growth from our truSculpt body sculpting portfolio, which includes the recently launched truSculpt flex, as well as the consumable revenue stream associated with these platforms. I am also encouraged by the Company’s gross margin performance delivered through our pricing strategies implemented earlier this year and progress on operational initiatives.”

Mr. David Mowry, Chief Executive Officer stated, “I’m delighted to join the Cutera team and encouraged by the quality of the Company’s people, products and development pipeline. Cutera is well-positioned to shape the future of energy-based aesthetics and the second quarter performance reflects this potential. While I am new to the business and need some time to come up to full speed, I am confident there are multiple pathways to sustain above-market growth, enhance the Company’s profitability and be the supplier of choice in these exciting and growing markets.”

2019 Financial Outlook Reiterated:

●	Full year revenue to be in the range of $165 to $175 million, a 2% - 8% increase over 2018;
●	Full year 2019 gross margin is expected to improve as compared to full year 2018 gross margin; and
●	The Company’s adjusted EBITDA* is expected to be in the range of $2 million to $4 million.

Conference Call

The Company will host a live audio webcast for interested parties commencing today at 1:30 p.m. PDT (4:30 p.m. EDT). Participating in the call will be David Mowry, Chief Executive Officer, Jason Richey, President and Chief Operating Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be available online within 24 hours of its completion through September 8, 2019. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system implementation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive separation costs, and charges related to CRM and ERP software implementation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record stock-based compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. We believe that excluding stock-based compensation better allows for comparisons to our peer companies;

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive separation. We have excluded costs associated with the resignation of our former Chief Executive Officer in calculating our non-GAAP operating expenses and net income measures. We exclude these non-recurring separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

We believe that excluding all of the items above allows users of our financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the second quarter ended June 30, 2019, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	December 31,
	2019	2019	2018(1)
Assets
Current assets:
Cash and cash equivalents	$27,668	$19,158	$26,052
Marketable investments	4,002	7,939	9,523
Accounts receivable, net	24,919	19,136	19,637
Inventories	26,889	26,659	28,014
Other current assets and prepaid expenses	4,536	4,864	3,972
Total current assets	88,014	77,756	87,198

Property and equipment, net	2,834	2,407	2,672
Deferred tax asset	458	451	457
Goodwill	1,339	1,339	1,339
Operating lease right-of-use assets	8,990	9,442	-
Other long-term assets	6,311	5,960	5,971
Total assets	$107,946	$97,355	$97,637

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,441	$10,337	$11,279
Accrued liabilities	27,026	21,788	23,300
Operating leases liabilities	1,276	1,840	-
Extended warranty liabilities	2,399	2,667	3,159
Deferred revenue	10,717	10,263	9,882
Total current liabilities	52,859	46,895	47,620

Deferred revenue, net of current portion	3,142	2,828	2,684
Income tax liability	93	399	394
Operating lease liabilities, net of current portion	7,888	7,759	-
Other long-term liabilities	782	354	553
Total liabilities	64,764	58,235	51,251

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	74,870	71,399	70,451
Accumulated deficit	(31,642)	(32,230)	(24,010)
Accumulated other comprehensive loss	(60)	(63)	(69)
Total stockholders' equity	43,182	39,120	46,386
Total liabilities and stockholders' equity	$107,946	$97,355	$97,637

(1)	As of January 1, 2019, the Company adopted the requirements of ASC 842 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018

Products	$41,968	37,650	72,730	$66,914
Service	5,806	4,903	11,070	9,764
Total net revenue	47,774	42,553	83,800	76,678

Products	18,393	17,045	33,935	30,967
Service	3,550	3,131	6,725	6,000
Total cost of revenue	21,943	20,176	40,660	36,967
Gross profit	25,831	22,377	43,140	39,711
Gross margin %	54%	53%	51%	52%

Operating expenses:
Sales and marketing	16,992	15,535	33,096	28,623
Research and development	3,273	4,095	6,979	7,651
General and administrative	5,267	4,902	10,792	10,341
Total operating expenses	25,532	24,532	50,867	46,615
Income (loss) from operations	299	(2,155)	(7,727)	(6,904)
Interest and other income (expense), net	46	(129)	(33)	(31)
Income (loss) before income taxes	345	(2,284)	(7,760)	(6,935)
Income tax benefit	(243)	(712)	(128)	(3,331)
Net income (loss)	$588	$(1,572)	$(7,632)	$(3,604)

Net income (loss) per share:
Basic	$0.04	$(0.11)	$(0.54)	$(0.26)
Diluted	$0.04	$(0.11)	$(0.54)	$(0.26)

Weighted-average number of shares used in per share calculations:
Basic	14,086	13,709	14,051	13,649
Diluted	14,356	13,709	14,051	13,649

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Six Months Ended		% Change
	June 30,	June 30,	2019 Vs	June 30,	June 30,	2019 Vs
	2019	2018	2018	2019	2018	2018
Revenue By Geography:
United States	$28,147	$28,132	+0%	$48,547	$49,268	-1%
International	19,627	14,421	+36%	35,253	27,410	+29%
Total Net Revenue	$47,774	$42,553	+12%	$83,800	$76,678	+9%
International as a percentage of total revenue	41%	34%		42%	36%

Revenue By Product Category:
Systems
- North America	$26,491	$25,886	+2%	$44,071	$44,830	-2%
- Rest of World	11,048	9,405	+17%	20,677	17,700	+17%
Total Systems	37,539	35,291	+6%	64,748	62,530	+4%
Consumables	2,654	1,057	+151%	4,599	1,826	+152%
Skincare	1,775	1,302	+36%	3,383	2,558	+32%
Total Products	41,968	37,650	+11%	72,730	66,914	+9%

Service	5,806	4,903	+18%	11,070	9,764	+13%
Total Net Revenue	$47,774	$42,553	+12%	$83,800	$76,678	+9%

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$404	$226	$673	$380
Sales and marketing	997	715	1,715	1,204
Research and development	370	262	633	453
General and administrative	748	1,002	805	1856
	$2,519	$2,205	$3,826	$3,893

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$588	$(1,572)	$(7,632)	$(3,604)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	2,519	2,205	3,826	3,893
Depreciation of tangible assets	404	290	815	544
Amortization of contract acquisition costs	722	449	1,412	822
Change in deferred tax asset	(7)	(587)	(1)	(3,324)
Provision for doubtful accounts receivable	(117)	300	(19)	487
Other	48	137	151	(25)
Changes in assets and liabilities:
Accounts receivable	(5,666)	(2,747)	(5,263)	(1,832)
Inventories	(230)	841	1,125	(1,356)
Other current assets and prepaid expenses	302	(2,322)	(614)	(569)
Other long-term assets	(1,073)	572	(1,752)	(1,578)
Accounts payable	1,104	2,537	162	3,741
Accrued liabilities	5,246	2,402	3,779	(4,325)
Extended warranty liabilities	(268)	-	(760)	-
Other long-term liabilities	-	35	(140)	70
Deferred revenue	768	1,002	1,293	546
Income tax liability	(306)	2	(301)	7
Net cash provided by (used in) operating activities	4,034	3,544	(3,919)	(6,503)

Cash flows from investing activities:
Acquisition of property, equipment and software	(251)	(477)	(316)	(581)
Disposal of Property and equipment	20	38	20	38
Proceeds from sales of marketable investments	-	-	-	13,044
Proceeds from maturities of marketable investments	6,400	2,500	9,600	2,500
Purchase of marketable investments	(2,434)	-	(4,020)	(4,390)
Net cash provided by investing activities	3,735	2,061	5,284	10,611

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,032	2,405	1,163	3,038
Taxes paid related to net share settlement of equity awards	(80)	(376)	(570)	(2,664)
Payments on finance lease obligations	(211)	(112)	(342)	(234)
Net cash provided by financing activities	741	1,917	251	140

Net increase in cash and cash equivalents	8,510	7,522	1,616	4,248
Cash and cash equivalents at beginning of period	19,158	10,910	26,052	14,184
Cash and cash equivalents at end of period	$27,668	$18,432	$27,668	$18,432

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2019						Three Months Ended June 30, 2018
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$47,774	-	-	-	-	$47,774	$42,553	-	-	-	$42,553
Cost of revenue	21,943	(123)	(404)	-	-	21,416	20,176	(76)	(226)	-	19,874
Gross profit	25,831	123	404	-	-	26,358	22,377	76	226	-	22,679
Gross margin %	54%					55%	53%				53%

Operating expenses:
Sales and marketing	16,992	(912)	(997)	(27)	-	15,056	15,535	(601)	(715)	-	14,219
Research and development	3,273	(26)	(370)	-	-	2,877	4,095	(17)	(262)	-	3,816
General and administrative	5,267	(65)	(748)	(460)	-	3,994	4,902	(45)	(1,002)	-	3,855
Total operating expenses	25,532	(1,003)	(2,115)	(487)	-	21,927	24,532	(663)	(1,979)	-	21,890
Income (loss) from operations	299	1,126	2,519	487	-	4,431	(2,155)	739	2,205	-	789
Interest and other income (expense), net	46	-	-	-	-	46	(129)	-	-	-	(129)
Loss before income taxes	345	1,126	2,519	487	-	4,477	(2,284)	739	2,205	-	660
Provision (benefit) for income taxes	(243)	-	-	-	279	36	(712)	-	-	(397)	(1,109)
Net income (loss)	$588	1,126	2,519	487	(279)	$4,441	$(1,572)	739	2,205	397	$1,769

Net income (loss) per share:
Basic	$0.04					$0.32	$(0.11)				$0.13
Diluted	$0.04					$0.31	$(0.11)				$0.12

Weighted-average number of shares used in per share calculations:
Basic	14,086					14,086	13,709				13,709
Diluted	14,356					14,356	13,709				14,311

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	35.6%	31.5%	36.5%	33.4%
Research and development	6.9%	6.0%	9.6%	9.0%
General and administrative	11.0%	8.4%	11.5%	9.1%
	53.4%	45.9%	57.7%	51.4%

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2019							Six Months Ended June 30, 2018
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments		Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$83,800	-	-	-	-		$83,800	$76,678	-	-	-	$76,678
Cost of revenue	40,660	(251)	(673)	-	-		39,736	36,967	(160)	(380)	-	36,427
Gross profit	43,140	251	673	-	-		44,064	39,711	160	380	-	40,251
Gross margin %	51%						53%	52%				52%

Operating expenses:
Sales and marketing	33,096	(1,783)	(1,715)	(112)	-		29,486	28,623	(1,124)	(1,204)	-	26,295
Research and development	6,979	(46)	(633)	-	-		6,300	7,651	(32)	(453)	-	7,166
General and administrative	10,792	(147)	(805)	(699)	(614)	(a)	8,526	10,341	(50)	(1,856)	-	8,435
Total operating expenses	50,867	(1,976)	(3,153)	(811)	(614)		44,313	46,615	(1,206)	(3,513)	-	41,896
Loss from operations	(7,727)	2,227	3,826	811	614		(249)	(6,904)	1,366	3,893	-	(1,645)
Interest and other income (expense), net	(33)	-	-	-	-		(33)	(31)	-	-	-	(31)
Loss before income taxes	(7,760)	2,227	3,826	811	614		(282)	(6,935)	1,366	3,893	-	(1,676)
Provision (benefit) for income taxes	(128)	-	-	-	282		154	(3,331)	-	-	169	(3,162)
Net income (loss)	$(7,632)	2,227	3,826	811	332		$(436)	$(3,604)	1,366	3,893	(169)	$1,486

Net income (loss) per share:
Basic	$(0.54)						$(0.03)	$(0.26)				$0.11
Diluted	$(0.54)						$(0.03)	$(0.26)				$0.10

Weighted-average number of shares used in per share calculations:
Basic	14,051						14,051	13,649				13,649
Diluted	14,051						14,051	13,649				14,298

a) Other adjustment of $614 related to Executive separation costs.

Operating expenses as a % of net revenue	GAAP						Non-GAAP	GAAP				Non-GAAP
Sales and marketing	39.5%						35.2%	37.3%				34.3%
Research and development	8.3%						7.5%	10.0%				9.3%
General and administrative	12.9%						10.2%	13.5%				11.0%
	60.7%						52.9%	60.8%				54.6%

CUTERA, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2019

Net income (loss)	$588	$(7,632)
Adjustments:
Stock-based compensation	2,519	3,826
Depreciation and amortization	1,126	2,227
CRM and ERP implementation costs	487	811
Other adjustments	-	614	(a)
Interest and other (income) expense, net	(46)	33
Benefit for income taxes	(243)	(128)
Total adjustments	$3,843	$7,383

Adjusted EBITDA	$4,431	$(249)

a)	Other adjustment of $614 related to Executive separation costs.